Exhibit 99.1

Legacy Housing Corporation Reports Third Quarter 2022 Financial Results and Announces $10,000,000 Stock Repurchase Program

November 8, 2022

BEDFORD, Texas, - Legacy Housing Corporation (the "Company” or “Legacy", NASDAQ: LEGH) today announced its financial results for the third quarter ended September 30, 2022.

Financial Highlights

◾	Net revenue for the third quarter of 2022 was $57.3 million, an increase of 1.5% from the third quarter of 2021.
◾	Income from operations for the third quarter of 2022 was $16.9 million, an increase of 10.0% from the third quarter of 2021.
◾	Net income for the third quarter of 2022 was $14.7 million, an increase of 13.4% from the third quarter of 2021.
◾	Basic earnings per share for the third quarter of 2022 was $0.60, an increase of 11.1% from the third quarter of 2021.
◾	Book value for third quarter of 2022 was $362.2 million, an increase of 22.5% from the third quarter of 2021.

On November 3, 2022, Legacy’s Board of Directors unanimously approved a stock repurchase program that will enable the Company to repurchase up to $10,000,000 of its outstanding common stock. The timing and amount of any shares purchased will be determined by the Company’s management based on its evaluation of market conditions and other factors. The repurchase program will be in effect until October 31, 2025.

Duncan Bates, President and Chief Executive Officer, stated: “Our business continues to perform well despite a challenging macroeconomic environment. We faced slower shipments and production from our Eatonton, GA facility this quarter, but our margins and earnings demonstrate the resiliency of Legacy’s integrated business model. Our backlog remains strong across all manufacturing facilities. The stock repurchase program is an important piece of our capital allocation strategy. We are committed to delivering value to our shareholders. Legacy ended the third quarter in a net cash position providing the flexibility to adopt this program and continue to pursue growth opportunities.”

This shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of the Company’s securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Conference Call Information

Management will host a conference call to discuss the results at 11:00 AM Central Time on Wednesday, November 9, 2022. To access the conference call, please pre-register using this link. Registrants will receive a confirmation with dial-in details. A live webcast of the event can be accessed using this link.

About Legacy Housing Corporation

Legacy builds, sells and finances manufactured homes and "tiny houses" that are distributed through a network of independent retailers and company-owned stores. The Company also sells directly to manufactured housing communities. Legacy is the sixth largest producer of manufactured homes in the United States as ranked by number of homes manufactured based on the information available from the Manufactured Housing Institute.  With current operations focused primarily in the southern United States, we offer our customers an array of quality homes ranging in size from approximately 390 to 2,667 square feet consisting of 1 to 5 bedrooms, with 1 to 3 1/2 bathrooms.  Our homes range in price, at retail, from approximately $22,000 to $140,000.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of the Securities and Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995.  These forward-looking statements are subject to a number of risks and uncertainties, many of which are beyond our control.  As a result, our actual results or performance may differ materially from anticipated results or performance. Legacy undertakes no obligation to update any such forward-looking statements after the date hereof, except as required by law. Investors should not place any reliance on any such forward-looking statements.

Investor Inquiries:

Shane Allred, Director of Financial Reporting, (817) 799-4900
investors@legacyhousingcorp.com

or

Investor Inquiries:
Duncan Bates, (817) 799-4837
duncanbates@legacyhousingcorp.com

Media Inquiries:
Kira Hovancik, (817) 799-4905
pr@legacyhousingcorp.com